Exhibit 10.15

SELINA HOSPITALITY PLC

EMPLOYEE SHARE PURCHASE PLAN

(Effective                    , 2022)

I.	PURPOSE OF THE PLAN

This Employee Share Purchase Plan is intended to promote the interests of Selina Hospitality PLC (the “Company”) by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee share purchase plan intended to meet the requirements of section 423 of the Code. The Plan also authorizes offerings that are not intended to comply with the requirements of section 423 of the Code but that are designed to comply with the requirements of jurisdictions outside the United States.

Capitalized terms herein shall have the meanings assigned to such terms in Article II.

II.	DEFINITIONS

The following definitions shall be in effect under the Plan:

A.    BASE SALARY shall mean, unless otherwise determined by the Plan Administrator, the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by the Company or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than contributions subject to sections 401(k) and 125 of the Code) made on the Participant’s behalf by the Company or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

B.    BOARD shall mean the Company’s Board of Directors.

C.    CHANGE OF CONTROL shall be deemed to have occurred under any one or more of the following conditions:

(i)    Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a direct or indirect subsidiary of another Person and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, securities of such other Person representing fifty percent (50%) or more of the voting power of the then outstanding securities of such other Person.

(ii)    The consummation of (a) a merger or consolidation of the Company with another Person where, immediately after the merger or consolidation, the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, securities entitling such shareholders to fifty percent (50%) or more of the voting power of the outstanding securities of the surviving Person in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, will not, immediately after the merger or consolidation, constitute a majority of the board of directors or other governing body of the Person or (b) a sale or other disposition of all or substantially all of the assets of the Company by fair market value.

(iii)    A change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections, or threatened election contests, for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination.

(iv)    The consummation of a plan of complete dissolution or liquidation of the Company.

D.    CODE shall mean the Internal Revenue Code of 1986, as amended.

E.    COMPANY shall mean Selina Hospitality PLC and any corporate successor to (or assignee of) all or substantially all of the assets or voting securities of Selina Hospitality PLC, which shall, by appropriate action, adopt the Plan.

F.    COMPANY SHARE shall mean ordinary shares in the Company.

G.    CORPORATE AFFILIATE shall mean any parent or subsidiary of the Company (as determined in accordance with section 424 of the Code, whether now existing or subsequently established or acquired). In addition with respect to offerings not intended to comply with the requirements of section 423 of the Code, Corporate Affiliate shall include any entity in which the Company has a direct or indirect equity interest.

H.    EFFECTIVE DATE shall mean the closing of the transactions contemplated by the business combination agreement, dated December 2, 2021, by and among the Company, BOA Acquisition Corp. and Samba Merger Sub Inc., a direct, wholly-owned subsidiary of the Company.

I.    ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Company as an employee for earnings considered wages under section 3401(a) of the Code (irrespective of their jurisdiction of employment) or as otherwise determined by the Plan Administrator; provided, however, that the Plan Administrator may, prior to the start of the applicable purchase period, waive one or both of the twenty (20) hour and five (5) month service requirements.

J.    EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

K.    FAIR MARKET VALUE per a Company Share on any relevant date shall be the closing selling price per Company Share on the date in question on the New York Stock Exchange, or any other stock exchange determined by the Plan Administrator to be the primary market for the Company Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Company Shares on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L.    GRANT DATE for a purchase period shall mean the first Trading Day of such purchase period.

M.    PARTICIPANT shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

N.    PARTICIPATING COMPANY shall mean the Company and each Corporate Affiliate that is authorized, in accordance with Section VI.B. of the Plan, to extend the benefits of the Plan to its Eligible Employees.

O.    PERSON shall mean any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

P.    PLAN shall mean this Selina Hospitality PLC Employee Share Purchase Plan.

Q.    PLAN ADMINISTRATOR shall mean the Compensation Committee of the Board or such other committee consisting of members of the Board appointed by the Board to administer the Plan. Subject to the foregoing, the Board or such committee may delegate authority to one or more subcommittees or to one or more individuals for day-to-day administration, in each case, as the Board or such committee deems appropriate and as consistent with applicable law, and such delegate(s) shall be considered “Plan Administrator” for purposes of this Plan.

R.    PURCHASE DATE shall mean the last Trading Day of each purchase period.

S.    TRADING DAY shall mean a day on which the New York Stock Exchange (or any other stock exchange determined by the Plan Administrator to be the primary market for the Company Shares) is open for trading.

III.	ADMINISTRATION OF THE PLAN

A.    The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate in order to implement the Plan or to comply with the requirements of section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

B.    The Plan Administrator may authorize one or more offerings under the Plan that are not designed to comply with the requirements of section 423 of the Code but with the requirements of the non-US jurisdictions in which those offerings are conducted. Such offerings shall be separate from any offerings designed to comply with the requirements of section 423 of the Code but may be conducted concurrently with those offerings. In no event, however, shall the terms and conditions of any offering contravene the express limitations and restrictions of the Plan, and to the extent required by section 423 of the Code, the Participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

C.    Notwithstanding any provision to the contrary in the Plan, the Plan Administrator may adopt such rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws (including, but not limited to, any applicable blue sky, securities, or tax laws) and procedures for jurisdictions outside of the United States.

IV.	SHARES SUBJECT TO PLAN

A.    The Company Shares purchasable under the Plan shall be newly issued or reacquired Company Shares, including Company Shares purchased on the open market and held as treasury shares. Subject to subsection B below, the aggregate number of Company Shares that may be issued or transferred pursuant to the rights granted under the Plan shall be [2% of the shares outstanding on the Effective Date] shares. In addition to the foregoing, on the first day of each fiscal year during the term of the Plan, the number of Company Shares available for issuance under the Plan shall be increased by that number of Company Shares equal to the lesser of (a) one percent (1%) of the aggregate number of Company Shares outstanding on the last Trading Day of the immediately preceding fiscal year or (b) such smaller number of Company Shares as determined by the Board.

B.    Should any change be made to the Company Shares by reason of any share split, share dividend, recapitalization, reorganization, merger, consolidation, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Company Shares as a class without the Company’s receipt of consideration, or should the value of outstanding Company Shares be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

V.	PURCHASE/HOLDING PERIODS

A.    Company Shares shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of Company Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B.    Except as otherwise provided in Article XI or as otherwise provided by the Plan Administrator, each purchase period shall have a duration of six (6) months. The start date and end date for each purchase period shall be established by the Plan Administrator from time to time.

VI. ELIGIBILITY

A.    Each individual who (i) is an Eligible Employee on the Grant Date for a purchase period and (ii) has completed ninety (90) days of service (or such other period of service as determined by the Plan Administrator, but not exceeding two (2) years of service) with the Company or any Corporate Affiliate prior to such Grant Date shall be eligible to participate in the Plan for that purchase period. Notwithstanding the foregoing, the Plan Administrator may determine to exclude from participation in the Plan, or from participation in any offering, (a) Eligible Employees who are “highly compensated employees” within the meaning of section 414(q) of the Code based on compensation level or who are officers or subject to the disclosure requirements of section 16(a) of the Exchange Act, and (b) with respect to any offering not intended to comply with the requirements of section 423 of the Code, Eligible Employees to the extent the Plan Administrator has determined that participation of such Eligible Employees is not advisable or practicable for any reason

B.    Each U.S. corporation that is a Corporate Affiliate as of the Effective Date has been designated as a Participating Company. Each U.S. corporation that becomes a Corporate Affiliate after the Effective Date shall automatically become a Participating Company effective as of the Grant Date for the first purchase period coincident with or next following the date on which it becomes such a Corporate Affiliate, unless the Plan Administrator determines otherwise prior to the Grant Date of that purchase period. Any other entity that is a Corporate Affiliate as of the Effective Date or becomes a Corporate Affiliate after the Effective Date and any Corporate Affiliate whose participation in the Plan is delayed by the Plan Administrator under the preceding sentence shall become a Participating Company when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

C.    To participate in the Plan for a particular purchase period, the Eligible Employee must complete and submit enrollment forms prescribed by the Plan Administrator (including a payroll deduction authorization and any share purchase agreement) in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing a third-party administrator’s website and enrolling electronically) on or before the Grant Date. Unless otherwise specified by the Plan Administrator, once an Eligible Employee timely submits the properly completed enrollment forms, the Eligible Employee’s participation in the Plan will automatically remain in effect from one purchase period to the next in accordance with the Eligible Employee’s payroll deduction authorization (including any designated rate of payroll deduction) unless and until such Eligible Employee withdraws from the Plan, changes the rate of the Eligible Employee’s payroll deduction, or the Eligible Employee’s employment status changes.

VII. PAYROLL	DEDUCTIONS

A.    The payroll deduction authorized by the Participant (or any other permitted contributions) for purposes of acquiring Company Shares under the Plan may be any multiple of one percent (1%), in whole percentages, of the Base Salary paid to the Participant during each purchase period, up to a maximum of fifteen percent (15%), unless the Plan Administrator establishes a different maximum percentage prior to the Grant Date for the applicable purchase period (subject to the limitations of Article VIII). The deduction rate so authorized shall continue in effect for the entire purchase period except for changes effected in accordance with the following guidelines:

(i)    The Participant may, at any time during the purchase period, reduce the Participant’s rate of payroll deduction to become effective as soon as possible after submitting the appropriate form with the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Participant may not, however, effect more than one such reduction per purchase period.

(ii)    The Participant may at any time reduce the Participant’s rate of payroll deduction under the Plan to zero percent (0%). Such reduction shall become effective as soon as possible after submitting the appropriate form with the Plan Administrator. The Participant’s existing payroll deductions shall be applied to the purchase of Company Shares on the next scheduled Purchase Date unless the Participant’s participation in the Plan has terminated in accordance with Section VIII.F.

(iii)    The Participant may, at any time during the purchase period, increase the Participant’s rate of payroll deduction (up to the maximum percentage limit for that purchase period) to become effective as soon as possible after submitting the appropriate form with the Plan Administrator. Unless otherwise determined by the Plan Administrator, the Participant may not, however, effect more than one such increase per purchase period.

B.    Payroll deductions shall begin on the first pay day administratively feasible following the Grant Date of a purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account unless otherwise required by the terms governing that purchase period, subject to compliance with applicable law. Unless the Plan Administrator determines otherwise prior to the start of the applicable purchase period or as required by applicable law, the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

C.    Payroll deductions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the purchase period in which collected, with such conversion to be based on an exchange rate determined by the Plan Administrator in its sole discretion.

D.    Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

E.    To the extent necessary to comply with local law, the Plan Administrator may permit Participants in one or more offerings to make contributions to the Plan by means other than payroll deductions.

VIII.	PURCHASE RIGHTS

A.    Grant of Purchase Right. A Participant shall be granted a separate purchase right on the Grant Date of each purchase period in which the Participant participates. The purchase right shall provide the Participant with the right to purchase Company Shares on the Purchase Date upon the terms set forth below.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of section 424(d) of the Code) or hold outstanding options or other rights to purchase, shares possessing five percent (5%) or more of the total combined voting power or value of all classes of Company Shares or shares of any Corporate Affiliate.

B.    Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date, and Company Shares shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such date. The purchase shall be affected by applying the Participant’s payroll deductions for the purchase period ending on such Purchase Date to the purchase of whole Company Shares (subject to the limitation on the maximum number of Company Shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period. For the avoidance of doubt, fractional shares will not be issued under the Plan, unless otherwise determined by the Plan Administrator and provided under the applicable offering document. Any excess contributions in a Participant’s account that would have been used to purchase fractional shares will be automatically held for the purchase of Company Shares on the next Purchase Date unless the Participant timely revokes such Participant’s authorization to have such excess amounts held for the purchase of Company Shares on the next Purchase Date or the Company elects to return such contributions to the Participant.

C.    Purchase Price. Until such time as otherwise determined by the Plan Administrator, the purchase price per share at which Company Shares will be purchased on the Participant’s behalf on each Purchase Date shall be equal to eighty-five percent (85%) (or such greater percentage as may be determined by the Plan Administrator prior to the commencement of a purchase period) of the lower of (i) the Fair Market Value per Company Share on the Grant Date for the purchase period or (ii) the Fair Market Value per Company Share on that Purchase Date; provided that the Plan Administrator may determine prior to the start of any purchase period to calculate the purchase price for such purchase period solely by reference to the Fair Market Value per Company Share on the applicable Purchase Date or Grant Date, or based on the greater (rather than the lesser) of such values.

D.    Number of Purchasable Shares. The number of Company Shares purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date. Notwithstanding the foregoing and subject to the limitations described in Article IX, in connection with any purchase period, the maximum number of Company Shares that a single Participant can purchase on the Purchase Date shall not exceed 9,000 shares, unless the Plan Administrator establishes a different maximum number prior to the Grant Date for the applicable purchase period. In connection with each offering, the Plan Administrator may specify a maximum aggregate number of Company Shares that may be purchased by all Participants pursuant to such offering.

E.    Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Company Shares by reason of any limitation on the maximum number of shares purchasable by the Participant on the Purchase Date (whether such limitation is pursuant to Section VIII.D, Article IX or otherwise) shall be promptly refunded.

F.    Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i)    A Participant may, no later than fifteen (15) days (or such other period determined by the Plan Administrator) prior to a Purchase Date for a purchase period, withdraw from a purchase period and terminate an outstanding purchase right by submitting the prescribed form in accordance with procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and electronically electing to withdraw), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall be immediately refunded.

(ii)    The termination of a purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the Grant Date of the new purchase period.

(iii)    Should a Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while the Participant’s purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then such funds will be held for the purchase of Company Shares at the end of such purchase period, unless the Plan Administrator permits the Participant to elect, exercisable up until the Purchase Date for the purchase period in which such leave commences, to withdraw all the funds in the Participant’s payroll account at the time of the commencement of such leave. In no event, however, shall any further payment deductions be added to the Participant’s account during such leave unless otherwise required by applicable law. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave; or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, the Participant’s payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period above will, unless otherwise required by applicable law, be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the start of the next purchase period.

G.    Proration of Purchase Rights. Should the total number of Company Shares which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Company Shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available Company Shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Company Shares pro-rated to such individual, shall be refunded.

H.    Change of Control. In the event that a Change of Control occurs during a purchase period, the Plan Administrator may take such action as it deems appropriate, including (without limitation):

(i)    provide that each outstanding purchase right shall remain outstanding;

(ii)    provide that each outstanding purchase right will terminate as of a date prior to the effective date of the Change of Control without being exercised and all payroll deductions of each Participant accumulated during such purchase period (and not previously applied to the purchase of shares) shall be refunded to the Participant;

(iii)    provide that a Purchase Date shall automatically occur immediately prior to the effective date of the Change of Control (or such prior date determined by the Plan Administrator), and each purchase right outstanding at that time shall thereupon be exercised by applying the payroll deductions of each Participant for the purchase period in which such Change of Control occurs to the purchase of Company Shares at the purchase price per share in effect for that purchase period pursuant to the purchase price formula provisions of Section VIII.C;

(iv)    provide than no new purchase period shall be initiated following the announcement of such Change of Control;

(v)    provide for a new date on or before the consummation of such Change of Control that will be the Purchase Date for the applicable purchase period; or

(vi)    provide that each outstanding purchase right will be assumed or an equivalent right will be substituted by the successor corporation (or parent or subsidiary thereof).

I.    ESPP Brokerage Account. The Plan Administrator shall have the discretionary authority to require that the Company Shares purchased on behalf of each Participant be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm (the “ESPP Brokerage Account”). Except as otherwise provided below, the deposited Company Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant’s entry date into the offering period in which the Company Shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any Company Shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell the Participant’s shares. Those procedures are designed solely to assure that any sale of Company Shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a share certificate or share transfer from the Participant’s ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any Company Shares held in that account. However, Company Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those Company Shares have been held for the required holding period.

The foregoing procedures shall apply to all Company Shares purchased by the Participant under the Plan, whether or not the Participant continues in Eligible Employee status.

J.    Assignability. During the Participant’s lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

K.    Shareholder Rights. A Participant shall have no shareholder rights (including any voting or dividend rights) with respect to the Company Shares subject to an outstanding purchase right until the Company Shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased Company Shares.

L.    Withholding. The Company’s obligation to deliver Company Shares upon the exercise of a purchase right hereunder shall be subject to the satisfaction of all applicable federal, state, local and non-U.S. taxes and other amounts required to be withheld, collected or accounted for. The Company shall, to the extent permitted by law, have the right to deduct any such taxes or other amounts from any payment of any kind otherwise due to the Participant. The Plan Administrator may, in its sole discretion and subject to such terms as the Plan Administrator may approve, withhold Company Shares otherwise issuable hereunder in satisfaction of all or a portion of such taxes or amounts.

IX.	ACCRUAL LIMITATIONS

A.    No Participant shall be entitled to accrue rights to acquire Company Shares pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Company Shares accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee share purchase plans (within the meaning of section 423 of the Code) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than $25,000 worth of Company Shares (determined on the basis of the Fair Market Value on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B.    For purposes of applying such accrual limitations, the following provisions shall be in effect:

(i)    The right to acquire Company Shares under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

(ii)    No right to acquire Company Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Company Shares under one (1) or more other purchase rights at a rate equal to $25,000 worth of Company Shares (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C.    If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

D.    In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

X.	EFFECTIVE DATE AND TERM OF THE PLAN

A.    The Plan was approved and adopted by the Board on [X], 2022. Subject to approval by the Company’s shareholders within 12 months of the Effective Date, the Plan shall be effective as of the Effective Date.

B.    Unless sooner terminated by the Board or extended by approval of the Board and the Company’s shareholders, the Plan shall terminate upon the earliest of (i) the tenth (10th) anniversary of the Effective Date, (ii) the date on which all Company Shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan, or (iii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

XI.	AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time for any reason. However, the Board may not, without the approval of the Company’s shareholders, (i) increase the number of Company Shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization or (ii) change the class of corporations that may be designated as Participating Companies.

XII.	GENERAL PROVISIONS

A.    All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

B.    Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C.    Notwithstanding anything in the Plan to the contrary and subject to the provisions of section 423 of the Code and applicable law, the Plan Administrator may, at any time, require the cancellation or forfeiture of a purchase right or the Plan Administrator may, at any time (during or following termination of employment for any reason), require the forfeiture and repayment to the Company of any gain related to a purchase right and the subsequent sale of Company Shares, upon such terms and conditions as may be determined by the Plan Administrator from time to time, including, without limitation, in the event that a Participant, during employment, shall engage in activity detrimental to the business of the Company. For purposes of this Section XII.C., “detrimental activity” shall include: (i) any violation by the Participant of the terms of a non-compete agreement with the Company, if any; (ii) any disclosure by the Participant of confidential or proprietary business information of the Company to any person or entity, including, but not limited to, a competitor, vendor or customer, without appropriate authorization from the Company; (iii) any material violation by the Participant of any rules, policies, procedures or guidelines of the Company; (iv) directly or indirectly soliciting any employee of the Company to terminate employment with the Company, except as desired by the Company; (v) directly or indirectly soliciting or accepting business from any customer or potential customer other than through the Company, or encouraging any customer, potential customer or supplier of the Company to reduce the level of business it does with the Company; or (vi) engaging in any other conduct or act that is determined to be injurious, detrimental or prejudicial to any significant interest of the Company. In addition, notwithstanding anything in the Plan to the contrary, the Plan Administrator may also require the cancellation or forfeiture of a purchase right or the forfeiture and repayment to the Company, in whole or in part, of any gain related to a purchase right and the subsequent sale of Company Shares, upon such terms and conditions as may be required by the Plan Administrator or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Company Shares may be traded.

D.    The provisions of the Plan shall be governed by and construed in accordance with the law of England and Wales, without giving effect to the conflicts of laws principles thereof. The Company and each Participant irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with the Plan or any agreement hereunder.